SETTLEMENT AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of October 24, 2007, by and between Kensey Nash Corporation (the “Company”), and each of the entities and natural persons listed on Schedule A hereto (such entities and natural persons and any Ramius Nominee that executes a joinder to this Agreement, collectively, the “Ramius Group”) (each of the Company and the Ramius Group, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

A. The Ramius Group beneficially owns in the aggregate the number of shares of the Company’s outstanding common stock, par value $.001 per share (the “Common Stock”), set forth on Schedule A;

B. Pursuant to a nomination letter duly submitted on October 5th in accordance with the Company’s Second Amended and Restated Bylaws (the “Nomination Letter”), Starboard Value and Opportunity Master Fund Ltd., a member of the Ramius Group, has nominated a slate of three candidates for election to the Board of Directors of the Company (the “Board”) at the Company’s next Annual Meeting of Stockholders (including any adjournment or postponement thereof, the “2007 Annual Meeting”), which is currently scheduled to be held on December 5, 2007;

C. The Parties have agreed that Starboard Value and Opportunity Master Fund Ltd. shall withdraw its Nomination Letter and that the Ramius Group will not present any nominees or proposals at the 2007 Annual Meeting;

D. The Governance and Nominating Committee of the Board (the “Nominating Committee”) has reviewed the qualifications of Jeffrey Smith and Ceasar Anquillare (collectively, the “Ramius Nominees”) to serve as members of the Board and has conducted inquiries into their respective backgrounds, skills and qualifications, including reviews of the Ramius Nominees’ responses to questionnaires, interviews of the Ramius Nominees and professional background investigations of the Ramius Nominees; and the Nominating Committee has evaluated the independence of the Ramius Nominees, the qualifications of Jeffrey Smith to serve as a member of the Nominating Committee of the Board and the qualifications of Ceasar Anquillare to serve as a member of the Audit Committee;

E. The Nominating Committee has recommended to the entire Board that (i) the Board nominate the Ramius Nominees for election to the Board at the 2007 Annual Meeting, (ii) the Board determine that the Ramius Nominees are independent directors under the listing standards of The NASDAQ Stock Market (“NASDAQ”), and (iii) following their respective elections to the Board, Jeffrey Smith be appointed to the Nominating Committee of the Board and Ceasar Anquillare be appointed to the Audit Committee.

F. The Board considered the recommendations of the Nominating Committee and after conducting such reviews of the Ramius Nominees as it has deemed appropriate, (i) has determined that neither Ramius Nominee has any relationship with the Company (either directly or as a partner, equity holder or officer of an organization that has a relationship with the Company) that would interfere with his exercise of independent judgment in carrying out the responsibilities of a member of the Board or any of its committees and that both Ramius Nominees are independent directors as defined under the rules of NASDAQ, and (ii) has determined that it is in the best interests of the stockholders of the Company to nominate the Ramius Nominees for election to the Board at the 2007 Annual Meeting, to serve for a term of three years expiring at the Company’s 2010 Annual Meeting of Stockholders, in place of two current members of the Company’s Board to be determined by the Company’s Board, and each of whose current terms will expire at the 2007 Annual Meeting, and to recommend the Ramius Nominees for election to the Board;

G. The Ramius Group has determined to vote its shares of Common Stock in favor of the Ramius Nominees and one incumbent director whose current term of office expires in 2007 nominated by the Board to be elected as members of the Board at the 2007 Annual Meeting (such incumbent director, together with the Ramius Nominees, the “2007 Nominees”);

H. The Ramius Group has agreed to certain restrictions on its actions, including restrictions relating to its acquisition of additional shares of Common Stock, from the date here of until and including the earlier of the day after the date of the Company’s 2008 Annual Meeting of Stockholders (the “2008 Annual Meeting”) or the date that is thirty (30) days after the one-year anniversary date of the 2007 Annual Meeting;

I. The Company and the Ramius Group desire, in connection with the nomination of the Ramius Nominees to the Board, to make certain covenants and agreements with one another pursuant to this Agreement.

NOW THEREFORE, in consideration of the covenants and premises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto hereby agree as follows:

1. Starboard Value and Opportunity Master Fund Ltd. hereby withdraws its Nomination Letter.

2. The Board has agreed to nominate the Ramius Nominees to be elected as members of the Board at the 2007 Annual Meeting to serve for a term of three years expiring at the Company’s 2010 Annual Meeting of Stockholders and will recommend a vote “for” the Ramius Nominees at the 2007 Annual Meeting and solicit proxies from all stockholders to vote all shares of Common Stock in favor of the election to the Board of the Ramius Nominees. At the 2007 Annual Meeting, the Ramius Group shall appear in person or by proxy and vote all shares of Common Stock beneficially owned by it and its Affiliates in favor of the election to the Board of the 2007 Nominees. The Ramius Group shall cause to be executed proxies for the 2007 Nominees (in the form utilized by the Company to solicit proxies for all stockholders) so as to vote all shares of Common Stock beneficially owned by it and its Affiliates (as defined below) in favor of the election to the Board of the 2007 Nominees. The Ramius Group shall not withdraw or modify any such proxies.

By execution of this Agreement, each of the Ramius Nominees hereby consents to be nominated for election to the Board at the 2007 Annual Meeting.

3. In accordance with Article IV of the Company’s Second Amended and Restated Bylaws (the “Bylaws”), the Company shall take all action necessary in furtherance of:

a. no later than seven (7) days following the election of the Ramius Nominees to the Board, the appointment of (i) Jeffrey Smith as a member of the Nominating Committee of the Board, and (ii) Ceasar Anquillare as a member of the Audit Committee of the Board;

b. the establishment of a strategic planning committee of the Board in connection with its strategic planning, and the appointment of Jeffrey Smith as a member of such committee; and

c. the appointment of Jeffrey Smith as a member of any special committee of the Board that may be established.

4. The Ramius Group and each member of the Ramius Group shall not (i) nominate any person for election at the 2007 Annual Meeting or (ii) submit any proposal for consideration at, or bring any other business before, the 2007 Annual Meeting, directly or indirectly. The Ramius Group shall not enter into any agreement, understanding or arrangement with the purpose or effect to cause or further any of the foregoing or otherwise engage in any activities with the purpose or effect to cause or further any of the foregoing.

The Company acknowledges that the only matters that shall be presented for consideration at the 2007 Annual Meeting include the election of the 2007 Nominees, an amendment to the Company’s Fifth Amended and Restated Employee Incentive Compensation Plan to increase by up to 350,000 the number of shares of Common Stock authorized for issuance under it and the ratification of the Company’s independent registered public accounting firm.

5. From the date hereof through the 2007 Annual Meeting, each of the Company, the Ramius Group and each member of the Ramius Group shall not directly or indirectly engage in any activities in opposition to the election of the 2007 Nominees at the 2007 Annual Meeting and shall not enter into any agreement, understanding or arrangement with the purpose or effect to cause or further any of the foregoing.

6. The 2007 Annual Meeting shall be held on December 5, 2007 or within 30 days thereafter, at the time and place indicated in the notice of annual meeting to be sent to the stockholders of the Company in connection with the 2007 Annual Meeting.

7. For a period commencing with the date hereof and ending on the earlier to occur of (i) the day after the date of the 2008 Annual Meeting or (ii) that date that is thirty (30) days after the one-year anniversary date of the 2007 Annual Meeting (such period, the “Standstill Period”), neither the Ramius Group (nor Mr. Anquillare, individually, if he is no longer a member of a Section 13(d) group with RCG Starboard Advisors, LLC and its Affiliates) nor any of its members or any of their Affiliates shall, without the prior written consent of the Board, specifically expressed in a written resolution adopted by a majority vote of the entire Board:

a. acquire or agree to acquire, or publicly offer or propose to acquire, directly or indirectly, by purchase or otherwise, any voting securities or direct or indirect rights or options to acquire any voting securities of the Company or any subsidiary thereof, or of any successor to or person in control of the Company, such that, following any such acquisition, the Ramius Group, including its Affiliates, would hold, beneficially own or control in the aggregate in excess of 2,804,146 shares of Common Stock (the “Standstill Limit”); provided, however, (i) in the event that the share repurchase program (the “Repurchase Program”) announced by the Company on September 24, 2007 has not been completed (which completion, for this purpose, shall mean that shares have been purchased under the Repurchase Program for the maximum aggregate price for which shares may be repurchased under the Repurchase Program and all such shares shall have been canceled or shall be held in treasury) by the date that is eight (8) months from the date hereof (“Repurchase Date”), the Standstill Limit shall be that number of shares of Common Stock that is equal to the greatest of (A) 2,804,146, (B) such number of shares of Common Stock resulting from an increase in the Standstill Limit pursuant to clause (ii) below, and (C) 24.9% of the outstanding shares of Common Stock as of the Repurchase Date (the number of outstanding shares of Common Stock as of the Repurchase Date shall be communicated by the Company to Ramius Capital on behalf of the Ramius Group, within 2 business days of the Repurchase Date), (ii) in the event between the date hereof and the Repurchase Date the number of outstanding shares of Common Stock (as reported by the Company) increases above 11,945,621 shares, the Standstill Limit shall increase by a number of shares equal to 25% of the number of outstanding shares of Common Stock in excess of 11,945,621 shares and any such increase as of the Repurchase Date shall survive the Repurchase Date, (iii) in the event that, as of any date after the Repurchase Date and prior to the termination hereof (any such date, a “Reset Date”), the Standstill Limit represents less than 23% of the outstanding shares of Common Stock as a result of the issuance by the Company after the Repurchase Date of a number of shares of Common Stock in excess of the number of shares repurchased by, and/or forfeited to, the Company after the Repurchase Date, then the Standstill Limit shall increase to that number of shares of Common Stock that is equal to 24.9% of the outstanding shares of Common Stock of the Company as of the applicable Reset Date, (iv) for purposes of the Standstill Limit, any shares of Common Stock (whether or not restricted) and options to purchase shares of Common Stock issued or granted to Mr. Smith in his capacity as a director of the Company shall not be deemed to be held, beneficially owned or controlled by the Ramius Group, and such shares shall not be deemed to be outstanding shares of Common Stock, and (v) for purposes of the Standstill Limit, any shares of Common Stock (whether or not restricted) and options to purchase shares of Common Stock issued or granted to Mr. Anquillare after the date hereof in his capacity as a director, and up to 10,000 shares of Common Stock otherwise acquired by Mr. Anquillare in his individual capacity, shall not be deemed to be held, beneficially owned or controlled by the Ramius Group, and such shares shall not be deemed to be outstanding shares of Common Stock; provided, further, that nothing herein shall limit the ability of any member of the Ramius Group to transfer any voting securities of the Company or direct or indirect rights or options to acquire any voting securities of the Company to any other member of the Ramius Group; and provided, further, that Affiliates of the Ramius Group that execute a joinder to this Agreement in a form reasonably acceptable to the Company shall become members of the Ramius Group at the time of such execution;

b. except as provided in Section 8 hereof or as otherwise expressly provided in this Agreement, (i) initiate, propose, induce or attempt to induce any other person to initiate any stockholder proposal, nominate any person to be elected as a member of the Board or make any attempt to call a special meeting of stockholders of the Company, (ii) submit any proposal for consideration at, or bring any other business before, any meeting of stockholders of the Company, or request that the Company include any proposals or nominees for election as members of the Board in any Company proxy statement, (iii) engage, or in any way participate, directly or indirectly, in any “solicitation” (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Company securities (except in support of Board-approved proposals), or (iv) otherwise communicate with the Company’s stockholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act; provided, however, that nothing herein shall limit the ability of the Ramius Group to vote its voting securities on any matter submitted to a vote of the stockholders of the Company or announce its opposition to any Board-approved proposals not supported by Mr. Smith or limit the ability of the Ramius Nominees to exercise their rights as members of the Board while serving as members of the Board;

c. make any public announcement with respect to, or publicly offer to effect, seek or propose (with or without conditions), any merger, acquisition, consolidation, other business combination, restructuring, recapitalization, tender offer, exchange offer or other extraordinary transaction with or involving the Company or any of its subsidiaries or any of its or their securities or assets; provided, however, that nothing herein shall limit the ability of the Ramius Group to issue any communication contemplated by Rule 14a-1(l)(2)(iv) stating how they intend to vote and the reasons therefor with respect to any extraordinary transaction of any kind or nature between the Company and any third party unaffiliated with the Ramius Group; provided further, that nothing contained herein shall limit the ability of the Ramius Group to file an amendment or amendments to its Schedule 13D regarding the Common Stock of the Company as required by law or to make other securities or tax filings as required by law so long as the Ramius Group does not enter into any contract, arrangement, understanding or relationship (legal or otherwise) with respect to the Company’s voting securities, or otherwise take any action, in violation of clauses (a)-(f) of Section 7 hereof;

d. (i) form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, other than a “group” that includes all or some lesser number of persons identified as members of the Ramius Group, but does not include any other members who are not currently identified as members of the Ramius Group, (ii) enter into any negotiation, contract, arrangement, understanding or relationship (legal or otherwise) with any third parties, other than members of the Ramius Group solely with respect to the members of the Ramius Group, in connection with any of the foregoing or with respect to the voting of any voting securities of the Company, (iii) or otherwise deposit any voting securities of the Company in any voting trust or subject any voting securities of the Company to any arrangement or agreement with respect to the voting of any voting securities of the Company, except as expressly set forth in this Agreement;

e. publicly seek or publicly request permission to do any of the foregoing or to amend or waive any provision of Section 7 hereof (including any of clauses (a)-(f) hereof), or make any public announcement with respect to any of the foregoing; or

f. take, or cause others to take, any actions inconsistent with Section 7 hereof (including any of clauses (a)-(f) hereof).

8. a. Notwithstanding the foregoing, on and after the date that is 30 days prior to the last date on which a stockholder of the Company may nominate, in accordance with the applicable procedures set forth in the Company’s Bylaws (which pursuant to the Bylaws, as in effect as of the date of this Agreement, is the date that is sixty (60) days prior to the meeting of stockholders at which a member of the Board will be elected), a person for election as a member of the Board at the 2008 Annual Meeting (such date, the “2008 Nomination Deadline Date”), the Ramius Group shall not be prohibited from (i) nominating up to two persons for election at the 2008 Annual Meeting to serve for a term of three years expiring at the Company’s 2011 Annual Meeting of Stockholders in accordance with the Company’s procedures set forth in its Bylaws for stockholders to nominate persons for election to the Board, (ii) soliciting proxies with respect to the voting securities of the Company with respect to such nominees, or (iii) taking any actions in connection with the nomination of persons in connection with the 2008 Annual Meeting, including requesting a stockholder list and related information, filing an amendment or amendments to its Schedule 13D regarding the Common Stock of the Company as required by law or taking any other action related to the solicitation of proxies or written consents or making any public filings or announcements in furtherance thereof; provided, however, in the event that either Mr. Smith or Mr. Anquillare is no longer a member of the Board at the time the Ramius Group nominates persons for election in connection with the 2008 Annual Meeting, then the Ramius Group shall be permitted to nominate up to three persons for election at the 2008 Annual Meeting; provided further, in the event that the size of the Board is increased beyond nine members, the Ramius Group shall be permitted to nominate a number of persons for election at the 2008 Annual Meeting that is equal to the number of directors up for election at the 2008 Annual Meeting.

a. The Company shall provide RCG Starboard Advisors, LLC, a Delaware limited liability company (“RCG Starboard”) notice (i) of the date of the 2008 Annual Meeting not less than 45 days prior to the 2008 Nomination Deadline Date, and (ii) any amendment of the Company’s Bylaws that changes the time period during which or procedures by which a stockholder may, in accordance with the applicable procedures set forth in the Company’s Bylaws, nominate a person for election as a member of the Board at an annual meeting of stockholders, within not more than four (4) business days after such amendment (the “Bylaw Amendment Notice”). In the event that any such amendment of the Company’s Bylaws results in a deadline for either nomination of directors that is a date prior to the date of receipt of the Bylaw Amendment Notice by RCG Starboard, then RCG Starboard shall have ten (10) days from the date of its receipt of the Bylaw Amendment Notice to nominate persons for election as members of the Board at the 2008 Annual Meeting.

9. Following the execution of this Agreement, the Company shall issue the press release announcing the terms of this Agreement, in the form attached hereto as Exhibit A (the “Press Release”), and shall file a Current Report on Form 8-K with the SEC disclosing the terms of this Agreement and attaching as exhibits this Agreement and the Press Release. None of the Parties hereto will make any other public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release. Neither the Ramius Group nor any of its members shall make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange), except that it may amend its Schedule 13D regarding the Common Stock (as amended, the “Schedule 13D”) as required by law and in a manner consistent with this Agreement and not inconsistent with, or otherwise contrary to, the statements in the Press Release.

10. The Company shall reimburse the Ramius Group for its reasonable, documented out-of-pocket fees and expenses incurred (including legal expenses) in connection with the Schedule 13D, matters related to the 2007 Annual Meeting and the negotiation and execution of this Agreement, provided that such reimbursement shall not exceed $37,500 in the aggregate.

11. The Ramius Group shall cause its Affiliates to comply with the terms of this Agreement. Each member of the Ramius Group listed herein, on behalf of himself or itself, as applicable, represents and warrants to the Company that (a) as of the date hereof, the Ramius Group and each member of the Ramius Group beneficially owns the number of shares of Common Stock as described opposite his or its name on Schedule A and Schedule A includes all Affiliates of any members of the Ramius Group that own any securities of the Company beneficially or of record, (b) this Agreement has been duly and validly authorized, executed and delivered by such member, and constitutes a valid and binding obligation and agreement of such member, enforceable against such member in accordance with its terms, (c) each signatory to this Agreement by any member of the Ramius Group has the authority to execute the Agreement on behalf of himself and the applicable member of the Ramius Group associated with that signatory’s name, and to bind such member of the Ramius Group to the terms hereof, (d) no member of the Ramius Group is party to any agreements regarding the voting of disposition of shares of Common Stock, (e) the execution, delivery and performance of this Agreement by each member of the Ramius Group does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which such member is a party or by which it is bound, and (f) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit any member of the Ramius Group to perform such member’s obligations under this Agreement, except for such as have been obtained.

The Company represents and warrants to the Ramius Group that (a) the Company has the corporate power and authority to execute the Agreement and to bind it thereto, (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms, (c) the execution, delivery and performance of this Agreement by the Company does not and will not violate or conflict with (i) any law, rule, regulation, order, judgment or decree applicable to it, or (ii) result in any breach or violation of or constitute a default (or an event which with notice or lapse of time or both could become a default) under or pursuant to, or result in the loss of a material benefit under, or give any right of termination, amendment, acceleration or cancellation of, any organizational document, agreement, contract, commitment, understanding or arrangement to which the Company is a party or by which it is bound and (d) no consent, approval, authorization, license or clearance of, or filing or registration with, or notification to, any court, legislative, executive or regulatory authority or agency is required in order to permit the Company to perform its obligations under this Agreement, except for such as have been obtained.

12. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements understandings, both written and oral, among the Parties with respect to the subject matter hereof. No amendment or other modification of this Agreement may be made except in writing signed by an authorized representative of each of the Company and RCG Starboard.

13. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.

14. Each of the Ramius Group and the Company acknowledges and agrees that irreparable injury to the other would occur in the event any its obligations under this Agreement were not performed in accordance with the specific terms hereof or it otherwise breached this Agreement and that such injury would not be adequately compensable in damages. It is accordingly agreed by each of the Parties that a Party so moving (the “Moving Party”) shall each be entitled to specific enforcement of (without the necessity of posting a bond or other security or proving actual damages), and injunctive relief to prevent any violation of (without the necessity of posting a bond or other security or proving actual damages), the terms of this Agreement and the other Parties hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 13 shall not in any way affect a Party’s right to exercise its rights at law.

15. Certain of the Parties have agreed to execute a confidentiality agreement simultaneous with the execution of this Agreement regarding material nonpublic information shared with the Ramius Group (the “Confidentiality Agreement”). Under the terms of the Confidentiality Agreement, the Company has agreed that prior to the 2007 Annual Meeting it will not take any action that the Board considers material without first advising a Ramius Nominee regarding such action.

16. Each member of the Ramius Group hereby irrevocably appoints RCG Starboard Advisors, LLC as such member’s attorney-in-fact and representative (the “Ramius Representative”), in such member’s place and stead, to do any and all things and to execute any and all agreements, instruments and other documents and any amendments, modifications and waivers hereto and thereto and to give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby and thereby. The Company shall be entitled to rely, as being binding on each member of the Ramius Group, upon any action taken by the Ramius Representative or upon any document, notice, instruction or other writing given or executed by the Ramius Representative. Each member of the Ramius Group acknowledges and agrees that each agreement, covenant or other obligation of the Ramius Group hereunder shall be binding on such member of the Ramius Group.

17. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to the conflict of laws principles thereof. Each of the Parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, if the Delaware Court of Chancery declines to accept, or determines that it does not have, jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each of the Parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto hereby irrevocably waives, and agrees not to assert in any action or proceeding with respect to this Agreement, (i) any claim that it is not personally subject to the jurisdiction of the above-named courts for any reason, (ii) any claim that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) to the fullest extent permitted by applicable legal requirements, any claim that (A) the suit, action or proceeding in such court is brought in an inconvenient forum, (B) the venue of such suit, action or proceeding is improper or (C) this Agreement, or the subject mater hereof, may not be enforced in or by such courts.

18. This Agreement and any amendments hereto may be executed and delivered in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when counterparts have been signed by each party hereto and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

19. Any notices, consents, determinations, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Kensey Nash Corporation
735 Pennsylvania Drive
Exton, Pennsylvania 19341
Attention: Joseph Kaufman
Facsimile: 484-713-2901

With a copy to:

Katten Muchin Rosenman LLP
525 W. Monroe Street
Chicago, Illinois 60661-3693
Attention: David Shevitz, Esq. and Mark D. Wood, Esq.
Facsimile: 312-902-1061

If to the Ramius Group or any member of the Ramius Group:

RCG Starboard Advisors, LLC
c/o Ramius Capital Group, L.L.C.
666 Third Avenue, 26th Floor
New York, New York 10017
Attention: Jeffrey Smith
Facsimile: 212-201-4802

With a copy to:

Olshan Grundman Frome Rosenzweig & Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, New York 10022
Attention: Steven Wolosky, Esq.
Facsimile: (212) 451-2222

20. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any member of the Ramius Group, the prior written consent of the Company, and with respect to the Company, the prior written consent of RCG Starboard.

21. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (a) all references to Sections or Schedules are to Sections or Schedules contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, and (c) the use of the word “including” in this Agreement shall be by way of example rather than limitation.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

KENSEY NASH CORPORATION

By:
	Name:	Joseph W. Kaufmann
	Title:	Chief Executive Officer, President, Secretary

PARCHE, LLC		RCG STARBOARD ADVISORS, LLC

By:	RCG Starboard Advisors, LLC, its managing member	By:	Ramius Capital Group, L.L.C., its sole member

STARBOARD VALUE AND OPPORTUNITY MASTER FUND LTD.		RAMIUS CAPITAL GROUP, L.L.C. By: C4S & Co., L.L.C., as managing member

By:	RCG Starboard Advisors, LLC, its investment manager	C4S & CO., L.L.C.

By:
	Name:	Jeffrey M. Solomon
	Title:	Authorized Signatory

JEFFREY M. SOLOMON	PETER A. FELD

Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss

JEFFREY C. SMITH

Individually and as attorney-in-fact for Ceasar Anquillare

By: Starboard Value and Opportunity Master Fund Ltd.

By: ________________________________
Name: Jeffrey M. Solomon
Title: Authorized Signatory

By: Parche, LLC

By: ________________________________
Name: Jeffrey M. Solomon
Title: Authorized Signatory

By: RCG Enterprise, Ltd

By: ________________________________
Name: Jeffrey M. Solomon
Title: Authorized Signatory

By: RCG Starboard Advisors, LLC

By: ________________________________
Name: Jeffrey M. Solomon
Title: Authorized Signatory

By: Ramius Capital Group, L.L.C.

By: ________________________________
Name: Jeffrey M. Solomon
Title: Authorized Signatory

By: C4S & CO., L.L.C.

By: ________________________________
Name: Jeffrey M. Solomon
Title: Authorized Signatory

SCHEDULE A

The Ramius Group

Parche, LLC	397,720
Starboard Value and Opportunity Master Fund Ltd.	2,088,020
RGC Starboard Advisors, LLC	2,485,740
Ramius Capital Group, L.L.C.	2,485,740
C4S & CO., LLC	2,485,740
RCG Enterprise, Ltd	0
Peter A. Cohen	2,485,740
Morgan B. Stark	2,485,740
Jeffrey M. Solomon	2,485,740
Thomas W. Strauss	2,485,740
Ceasar Anquillare	0
Peter A. Feld	0
Jeffrey C. Smith	0